Exhibit 10.7(c)

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SANOFI

Massachusetts Institute of Technology
Technology Licensing Office, Room NE18-501
One Cambridge Center, Kendall Square
Cambridge, MA 02142-1601
USA
Attention: Director

Selecta Biosciences, Inc
480 Arsenal St., Building One
Watertown, MA 02472
USA
Attention: General Counsel

November 27, 2012

RE:         Letter Agreement Regarding Selecta/Sanofi License and Research Agreement

Dear Sir or Madam:

This letter agreement (“Letter Agreement”) confirms the understanding between the Massachusetts Institute of Technology (“M.I.T.”), Selecta Biosciences, Inc. (“Selecta”) and Sanofi (“Sanofi”) with respect to certain rights of M.I.T. that M.I.T. has licensed to Selecta pursuant to that certain Exclusive Patent License Agreement between M.I.T. and Selecta dated as of November 25, 2008, as may be amended pursuant to its terms (“M.I.T. Agreement”), and that, in turn, Selecta has sublicensed to Sanofi pursuant to that certain License and Research Collaboration Agreement between Selecta and Sanofi dated November 27, 2012 (“Sanofi Agreement”).  Sanofi, Selecta and M.I.T. are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

1.              Receipt of Sanofi Agreement.  M.I.T acknowledges that it has received a copy of the Sanofi Agreement.

2.              Notice of Breach.  In the event that, during the term of the M.I.T. Agreement, M.I.T. provides formal written notice to Selecta of material breach of its obligations under the M.I.T. Agreement (in accordance with Section 12.4 of the M.I.T. Agreement), (i) M.I.T. shall use reasonable efforts to provide to Sanofi a copy of any such written notice, and (ii) Selecta agrees to provide Sanofi, as soon as reasonably practicable, with a copy of any such written notice delivered by M.I.T. to Selecta regarding such material breach of the M.I.T. Agreement.  Within [***] business days of receipt of any such notice of material breach, subject to any cure period permitted under the M.I.T. Agreement, Selecta may request, in writing, to meet with M.I.T. and representatives of the Parties shall meet to discuss in good faith a potential cure of such breach by Selecta in accordance with the terms of the M.I.T. Agreement.

3.              Sublicense Survival.  In the event of termination of the M.I.T. Agreement by M.I.T., or the termination of any portion of the M.I.T. Agreement relating to the M.I.T. Licensed Patents (as defined in the Sanofi Agreement) that have been sublicensed by Selecta to Sanofi under the Sanofi Agreement, M.I.T. agrees that, after the effective date of termination of the M.I.T. Agreement, and as soon as practicable after receiving a written request from Sanofi, M.I.T. will enter into a license agreement with Sanofi (the “New License Agreement”) that grants to Sanofi, a license to [***] under the M.I.T. Licensed Patents in the Field (as defined under the Sanofi Agreement), provided that:

a.              M.I.T. shall not be obliged to [***];

b.              Sanofi and its Affiliates (as defined in the Sanofi License) are not [***];

c.               Under the New License Agreement, Sanofi shall be obligated to pay M.I.T. only the following license fees, royalty payments and milestone payments, as well as sharing of SUBLICENSE INCOME and CORPORATE PARTNER INCOME (as defined in the M.I.T. Agreement) and reimbursement of patent costs:

i.      the [***];

ii.   [***].  For example, [***];

iii.  [***].

Notwithstanding the foregoing, in the event that the provisions of the Sanofi Agreement are amended at any time after November 27, 2012 such that any consideration that would have otherwise been due to M.I.T. under the M.I.T. Agreement (including without limitation with respect to Research Vaccine Candidates, Development Candidates or Licensed Products (as defined under the Sanofi Agreement)) is impacted, Section 3(c)ii of this Letter Agreement shall not apply and M.I.T. and Sanofi shall negotiate in good faith consideration for the grant of rights under the New License Agreement to preserve (to the extent possible) the original intent of this Letter Agreement; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

d.              the New License Agreement shall include substantially identical terms and conditions of the following provisions of the M.I.T. Agreement:

[***].

4.              Insurance.  The Parties agree as follows:

a.              At such time as any LICENSED PRODUCT (as defined in the M.I.T. Agreement) is being tested in clinical trials and/or commercially distributed or sold (including for the purpose of obtaining Regulatory Approval (as defined in the Sanofi Agreement)) by Sanofi or any of its Affiliates (as such terms are defined in the Sanofi Agreement), Sanofi shall, at its sole cost and expense, procure and maintain commercial general liability insurance (or self-insure) in amounts not less than $[***] per incident and $[***] annual aggregate.  In addition, Sanofi shall ensure that all of the sublicenses related to the M.I.T. Licensed Patents with its Sublicensees (each term as defined in the Sanofi Agreement) will include a provision requiring such Sublicensee to procure and maintain commercial general liability insurance (or self-insure) in amounts not less than $[***] per incident and $[***] annual aggregate.

b.              The Parties acknowledge that as of the Effective Date of the Sanofi Agreement, Sanofi may elect to self-insure all or part of the limits described above in Subsection 4(a).  The minimum amounts of insurance coverage that Sanofi is required to maintain (or authorized to self-insure) shall not limit Sanofi’s liability with respect to its indemnification obligations under Section 18.3 of the Sanofi Agreement.

c.               Notwithstanding anything to the contrary, Selecta shall continue to carry in full force and effect the insurance as described in Section 8.2 of the M.I.T. Agreement with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least “A” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide, and shall not self-insure.  Selecta shall provide M.I.T. with Certificates of Insurance evidencing its and its SUBLICENSEES (as defined in the M.I.T. Agreement) ongoing compliance with this Section 4.

d.              Within [***] days of execution of the Sanofi Agreement and thereafter promptly upon M.I.T.’s request, Sanofi shall provide to M.I.T. a written certificate evidencing that insurance coverage meeting the above criteria is effectively in place.

e.               Sanofi shall maintain such commercial general liability insurance (or self-insure) beyond the expiration or termination of the Sanofi Agreement and the New License Agreement during:  (a) the period that any LICENSED PRODUCT (as defined in the M.I.T. Agreement) relating to, or developed pursuant to, the Sanofi Agreement or the New License Agreement is being tested in clinical trials and/or commercially distributed or sold by Sanofi or its Affiliates or Sublicensees (as

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

defined in the Sanofi Agreement); and (b) a reasonable period after the period referred to in (a) above, in accordance with applicable standards at the time for such transactions between pharmaceutical industry and academic institutions, which period in no event shall be less than [***] years.

5.              Reporting.  M.I.T. hereby confirms that Exhibit 12.3 of the Sanofi Agreement, to be provided on a product-by-product basis, the “Royalty Report Form” shall be sufficient for complying with the royalty reporting obligations under Sections 5.2(i), (iii), (iv) and (v) of the M.I.T. Agreement with respect to LICENSED PRODUCTS (as defined in the M.I.T. Agreement).  Sanofi hereby confirms that M.I.T. shall have the audit rights set forth in in Section 5.4 of the M.I.T. Agreement.

6.              Assignment.  Neither this Letter Agreement nor any interest herein may be assigned, in whole or in part, by M.I.T. without the prior written consent of Sanofi and Selecta.  Any assignment in circumvention of the foregoing shall be void.  Sanofi shall have the right to assign this Letter Agreement only in connection with any assignment by Sanofi of the Sanofi Agreement as set forth in, and permitted by, Section 21.1 of the Sanofi Agreement.  Selecta shall have the right to assign this Letter Agreement only in connection with both (a) any assignment by Selecta of the M.I.T. Agreement as set forth in, and permitted by, Article 10 of the M.I.T. Agreement and (b) any assignment by Selecta of the Sanofi Agreement as set forth in, and permitted by, Section 21.1 of the Sanofi Agreement.  Subject to the foregoing, this Letter Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.  Notwithstanding the foregoing, any third party to which this Letter Agreement and the obligations hereunder may be assigned pursuant to this Section 6 must agree, as a condition to such assignment, to be bound by the terms of this Letter Agreement.

7.              Notices.  Any notice or request required or permitted to be given under or in connection with this Letter Agreement shall specifically refer to this Letter Agreement, and shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

In the case of Sanofi, to:

Sanofi

54 rue La Boétie

75008 Paris, FRANCE

Attention: General Counsel

[***]

In the case of Selecta, to:

Selecta Biosciences, Inc.

480 Arsenal Street, Building One

Watertown, MA 02472

Attention: General Counsel

Facsimile No.: 617-924-3454

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

With a required copy to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

[***]

In the case of M.I.T., to:

Massachusetts Institute of Technology

Technology Licensing Office, Rm NE18-501

One Cambridge Center, Kendall Square

Cambridge, MA 02142-1601

Attention:  Director

or to such other address for such Party as it shall have specified by like notice to the other Parties, provided that notices of a change of address shall be effective only upon actual receipt thereof.  All notices under this Letter Agreement shall be deemed effective upon receipt.

8.              No Waiver of Rights.  Any waiver of any rights or failure to act in a specific instance shall not operate or be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

9.              Severability.  In case any one or more of the provisions contained in this Letter Agreement shall, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability, shall not affect any other provision of this Letter Agreement, and the Parties shall negotiate in good faith to modify this Letter Agreement to preserve (to the extent possible) their original intent.

10.       Counterparts.  This Letter Agreement, or any part thereof requiring signing by the Parties, may be executed in separate counterparts, each of which shall be an original as against any Party whose signature appears thereon but all of which together shall constitute one and the same instrument.  A facsimile transmission of the signed Letter Agreement, and those parts thereof requiring signing by the Parties, shall be legal and binding on the Parties.

11.       Amendments.  No amendment or modification of or supplement to the terms of this Letter Agreement shall be binding on a Party unless reduced to writing and signed by all Parties.

12.       Entire Agreement.  This Letter Agreement sets forth the entire agreement among the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Parties as to the subject matter hereof.  This Letter Agreement and all disputes arising out of or related to this Letter Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

This Letter Agreement is signed below by authorized representatives of M.I.T., Selecta and Sanofi respectively indicating the Parties’ acceptance of the terms and conditions of this Letter Agreement.

SANOFI

/s/ Philippe Goupit
By:	Philippe Goupit
Title:	Vice President Corporate Licenses
Strategy and Business Development

AGREED AND ACCEPTED:

Massachusetts Institute of Technology

/s/ Lita L. Nelsen
By: Lita L. Nelsen
Title: Director — Technology Licensing Office

AGREED AND ACCEPTED:
Selecta Biosciences, Inc.

/s/ Werner Cautreels
By:	Werner Cautreels
Title:	President and CEO